UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2007

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA		91730
(Address of principal executive offices)		(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grants and Bonuses Payable to Executive Officers for Fiscal 2007. On December 28, 2007, the Compensation Committee of the Board of Directors of Basin Water, Inc. (the “Company”), approved option grants and cash bonus payments for the 2007 fiscal year to be paid to the Company’s executive officers. Option grants and bonus payments were based on an evaluation of each executive officer’s performance during 2007 and the achievement of certain corporate objectives, including the consummation of several significant transactions during 2007. The option grants were also made to the Company’s executive officers to provide incentives for performance in the coming fiscal year.

Each option will (i) have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on January 4, 2008, (ii) be exercisable in three substantially equal annual tranches beginning on December 28, 2008, (iii) expire on December 27, 2017, (iv) be made pursuant to the Company’s 2006 Equity Incentive Award Plan and (v) have the terms and conditions substantially as set forth in the form of Stock Option Agreement attached to the Company’s 2006 Equity Incentive Award Plan which is filed as an Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on May 10, 2006 and incorporated by reference herein.

The total option grants made and the bonuses to be paid to each executive officer are as follows:

Name	Title	Shares Underlying Option	Amount of Bonus

Peter L. Jensen	Chairman and Chief Executive Officer	55,000	$83,000

Michael M. Stark	President and Chief Operating Officer	50,000	$80,000

Thomas C. Tekulve	Chief Financial Officer, Chief Administrative Officer, Treasurer and Assistant Secretary	29,000	$50,000

Scott B. Hamilton	General Counsel and Secretary	23,000	$40,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: January 4, 2008	BY:	/s/ Thomas C. Tekulve
Thomas C. Tekulve Chief Financial Officer, Treasurer and Assistant Secretary